Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 27, 2026, between Wellgistics Health, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser,” collectively the “Purchasers” and together with the Company, the “Parties”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation relating to the New Series Convertible Preferred Stock to be filed by the Company with the Secretary of State of the State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the Closing of the purchase and sale of the Securities pursuant to Section 2.1(a).

“Closing Date” means with respect to the closing of the purchase and sale of the Securities pursuant to Section 2.1(a), the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Company’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the second Trading Day following the date on which the Company gives notice to the Purchasers that all conditions of such Closing have been met other than payment and delivery of the Closing deliverables required by this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Counsel” means Whiteford, Taylor & Presto LLP.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Equity Conditions” means, with respect to any date of determination, that each of the following conditions is satisfied: (a) a resale Registration Statement covering the Warrant Shares issuable upon exercise of the applicable Warrants is effective and available for the resale of all such Warrant Shares, or such Warrant Shares are freely tradable by the holder pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for current public information; (b) the Common Stock is listed or quoted on a Trading Market and the Company is in compliance in all material respects with the continued listing requirements of such Trading Market; (c) the Company has not failed to timely deliver any shares of Common Stock required to be delivered pursuant to any Transaction Document; (d) the issuance of the applicable Warrant Shares would not violate the Exchange Cap, any beneficial ownership limitation, or the rules and regulations of the applicable Trading Market; (e) the Company has a sufficient number of authorized and unreserved shares of Common Stock available to issue the applicable Warrant Shares; and (f) no public announcement of a pending, proposed or intended fundamental transaction, change of control, merger, consolidation, sale of substantially all assets or similar transaction has occurred and remains pending.

“Exchange Cap” means, prior to receipt of the Required Stockholder Approval, 19.99% of the shares of Common Stock or voting power outstanding immediately prior to the execution of this Agreement, calculated in accordance with the rules and regulations of the applicable Trading Market, including Nasdaq Listing Rule 5635(d), and subject to appropriate adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event occurring after the date hereof.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company and the Company’s stockholders or pursuant to Nasdaq Rule 5635(c)(4), (b) Warrants issued in connection with the Offering and any shares of Common Stock upon exercise of the Warrants, if applicable, and/or shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder, any securities upon exercise of warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions, mergers, strategic transactions, commercial collaborations, joint ventures, licensing arrangements or other similar transactions approved by a majority of the disinterested directors of the Company, provided that such transaction is not undertaken primarily for capital-raising purposes and the recipient is, itself or through its subsidiaries, an operating company, an owner of an asset, a strategic partner, a commercial counterparty or an equity holder of any of the foregoing.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a Lien or encumbrance on any asset of the Company irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Mandatory Exercise Date” means, with respect to any Warrant, the date designated in a mandatory exercise notice delivered by the Company pursuant to the terms of such Warrant, which date shall be no earlier than the fifth (5th) Trading Day and no later than the tenth (10th) Trading Day following delivery of such notice, unless otherwise agreed by the Company and the applicable holder.

“Mandatory Exercise Trigger” means, with respect to any Warrant, that the VWAP of the Common Stock equals or exceeds 150% of the then-applicable exercise price of such Warrant for at least five (5) consecutive Trading Days, provided that the Equity Conditions are satisfied on each such Trading Day and through and including the applicable Mandatory Exercise Date.

“New Series Convertible Preferred Stock” means a series of convertible preferred stock of the Company having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Notes” means the convertible promissory notes issued pursuant to this Agreement in the form of Exhibit B attached hereto as amended, restated, amended and restated or otherwise modified from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Warrants” means the warrants to purchase Common Stock delivered to the Purchasers at Closing in accordance with Section 2.2(a)(iii) hereof.

“Placement Agency Agreement” means the placement agency agreement, dated May 27, 2026, between the Company and the Placement Agent.

“Placement Agent” means Dawson James Securities, Inc.

“Placement Agent Warrants” means the warrants to purchase Common Stock delivered to the Placement Agent at Closing in accordance with Section 2.2(a)(iv) hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Reduced Cash Exercise Price” means, with respect to any Warrant, a reduced cash exercise price made available by the Company pursuant to the terms of such Warrant solely for purposes of inducing a cash exercise of such Warrant, which reduced price shall not be used for purposes of calculating any Black Scholes Value, Black Scholes Value - FT, cashless exercise amount, mandatory exercise trigger, anti-dilution adjustment or other economic right under such Warrant.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the date hereof, among the Company, the Purchasers and the investors in the Equity Transaction, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Securities, as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Securities issuable upon conversion in full of the Notes, ignoring any conversion limits set forth therein.

“Required Stockholder Approval” shall have the meaning ascribed to such term in Section 4.9.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means the reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities” means the Notes and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Amount” means the aggregate amount to be paid for the Notes purchased hereunder as specified below in Section 2.1(b), in United States dollars and in immediately available funds.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transactions” mean the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Warrants and all exhibits and schedules thereto and hereto.

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Transfer Agent” means the transfer agent of the Company and any successor thereto.

“Underlying Common Shares” means the Common Stock issuable pursuant to the terms of the Notes, without respect to any limitation or restriction on the conversion of the Notes.

“Underlying Preferred Shares” means any shares of New Series Convertible Preferred Stock issuable pursuant to the terms of the Notes in lieu of the Underlying Common Shares, in each case without regard to any limitation or restriction on conversion.

“Underlying Shares” means collectively, the Underlying Common Shares and Underlying Preferred Shares.

“Underlying Securities” means collectively, the Underlying Common Shares and the Common Stock issuable upon the conversion of the Underlying Preferred Shares.

“Variable Rate Transaction” means any transaction entered into by the Company, including any (i) equity line, an at-the-market or similar agreement for an at-the-market offering, or similar agreement, (ii) issuance, or agreement to issue, any capital stock, floating or variable priced equity linked instruments or any other Indebtedness or equity security, in any case with price reset rights including protection against lower priced issuances or adjustments in the event of such issuances (not including adjustments for stock splits, distributions, dividends, recapitalizations and the like).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); provided, however, that if the Common Stock is then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of the Notes and the Warrants shall be the principal Trading Market for the Common Stock as determined by the Company in good faith based on trading volume and listing status), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Purchasers of a majority in interest of the Securities then outstanding, the reasonable fees and expenses of which shall be paid by the Company.

“Warrants” means collectively, the Placement Agent Warrants and the PIPE Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) Closing. The Closing shall take place remotely via the exchange of documents and signatures on the date hereof or at such other time and place as the Company and the Purchasers mutually agree upon orally or in writing (the closing for which is designated as the “Closing”).

(b) Sale of Notes. At the Closing, subject to the terms and conditions set forth herein, the Company agrees to sell, and the Purchasers agree to purchase, the Notes for the aggregate amount of $21,132,812.50.

(c) Closing Procedures. At the Closing, the Purchasers shall, upon delivery of the Notes by the Company, deliver to the Company via wire transfer the Subscription Amount in immediately available funds in accordance with the wire instructions for the Company’s account as set forth on Exhibit D (the “Wire Instructions”), and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 that are deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur by electronic exchange of documents and wiring of the Subscription Amounts by the Purchasers in accordance with the Wire Instructions.

(d) Beneficial Ownership Limitation. Notwithstanding any other provisions hereof, any purported delivery of Common Stock to the Purchasers hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the amount of shares of Common Stock owned by the Purchasers would exceed the Beneficial Ownership Limitation (as defined below). If any delivery owed to the Purchasers hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Trading Day after, the Purchasers give notice to the Company that, after such delivery, the Common Stock owned by the Purchasers would not exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of the Common Stock outstanding. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i) this Agreement, duly executed by the Company;

(ii) each Note, registered in the name of each Purchaser;

(iii) a PIPE Warrant, registered in the name of each Purchaser, to purchase a number of shares of Common Stock equal (i) One Hundred Fifty Percent (150%) of the initial principal amount of the Note divided by (ii) the official closing price of the Common Stock on the date hereof as reported by Nasdaq, at an exercise price of $7.50 per share, which exercise price shall equal 125% of the closing price of the Common Stock on the date of execution of this Agreement, and which PIPE Warrant shall include a mandatory exercise or call provision pursuant to which, if the Mandatory Exercise Trigger occurs, the Company may require the holder thereof to exercise all or the applicable portion of such PIPE Warrant in accordance with the terms thereof;

(iv) a Placement Agent Warrant, registered in the name of the Placement Agent, to purchase a number of shares of Common Stock equal to 12% of the aggregate number of shares of Common Stock initially issuable upon conversion of the Notes based on the initial Conversion Price, without giving effect to any future adjustments, resets, anti-dilution provisions, default provisions or other increases in the number of shares issuable under the Notes or any Warrants, and excluding any shares of Common Stock issuable upon exercise of the PIPE Warrants, at an exercise price of $6.25 per share, which exercise price shall equal 125% of the closing price of the Common Stock on the date of execution of this Agreement, and which Placement Agent Warrant shall include a mandatory exercise or call provision pursuant to which, if the Mandatory Exercise Trigger occurs, the Company may require the holder thereof to exercise all or the applicable portion of such Placement Agent Warrant in accordance with the terms thereof;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) the duly executed Lock-Up Agreements;

(vii) a customary legal opinion of Company Counsel, addressed to the Placement Agent and the Purchasers, in form and substance reasonably satisfactory to the Placement Agent and the Purchasers, limited to customary matters for a private placement of this type, including the Company’s existence and good standing, corporate power and authorization, due execution and delivery of the Transaction Documents, enforceability, valid issuance of the Securities, no registration requirement under the Securities Act based upon the Purchasers’ representations and the manner of offering, and Investment Company Act matters;

(viii)  a customary officers’ certificate, duly executed and delivered by the Company’s executive officers, in form and substance consistent with the requirements set forth in Section 8.B.i. of the Placement Agency Agreement;

(ix) a Secretary’s Certificate, duly executed and delivered by the Company’s Secretary (or other authorized officer), certifying (A) that the Company’s certificate of incorporation and bylaws (or comparable charter documents) are true, complete and correct copies, have not been amended or modified except as disclosed, and are in full force and effect; (B) resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of the Company’s obligations under the Transaction Documents and all other instruments, agreements, certificates and other documents provided for or contemplated by the said Transaction Documents; (C) the incumbency and authority of the officers of the Company executing the Transaction Documents; and (D) such other customary certifications as the Placement Agent or Purchasers may reasonably request; and

(x) written consent or written consents, duly executed by holders of capital stock of the Company holding sufficient voting power to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to the Transaction Documents in excess of the Exchange Cap, including, without limitation, shares of Common Stock issuable upon conversion of the Notes, upon conversion of the New Series Convertible Preferred Stock and upon exercise, including mandatory exercise or call, of the Warrants, in each case in accordance with their respective terms.

(b) On or prior to the Closing Date, the Purchasers shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchasers;

(ii) the Purchaser’s Subscription Amount by wire transfer in accordance with the Wire Instructions; and

(iii) the Registration Rights Agreement duly executed by the Purchasers.

(c) Mandatory Exercise Feature of Warrants. Each Warrant shall provide that, upon the occurrence of the Mandatory Exercise Trigger, the Company shall have the right, but not the obligation, to deliver written notice to the holder of such Warrant requiring such holder to exercise all or the applicable portion of such Warrant specified in such notice, subject to satisfaction of the Equity Conditions through and including the applicable Mandatory Exercise Date. Any mandatory exercise shall be subject to the beneficial ownership limitations contained in the applicable Warrant, the Exchange Cap, the Required Stockholder Approval, and the rules and regulations of the applicable Trading Market. Each Warrant shall also provide that the Company may, in its sole discretion and without the consent of the holder thereof, reduce the cash exercise price payable upon exercise of such Warrant by up to eighty percent (80%) of the then-applicable exercise price solely for purposes of inducing a cash exercise of such Warrant; provided that any such reduced cash exercise price shall apply only to cash exercises actually completed during the period specified by the Company and shall not be used for purposes of calculating any Black Scholes Value, Black Scholes Value - FT, cashless exercise amount, mandatory exercise trigger, anti-dilution adjustment or other economic right under such Warrant.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Company:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met or waived in writing by the Purchasers:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) the Company shall have submitted to The Nasdaq Stock Market LLC (the “Nasdaq”) any listing of additional shares notification, application or other notice required by the applicable rules of the Trading Market in connection with the issuance of the Securities and the shares of Common Stock issuable pursuant to the Transaction Documents, and Nasdaq shall not have objected to the consummation of the transactions contemplated hereby prior to Closing; and

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports and in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby, individually and severally and not jointly with the other party, make the following representations and warranties to the Purchasers as of the Closing:

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of its subsidiaries free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if a good standing concept exists for such form of entity in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property they owned make such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on either of the Company’s ability to perform in any material respect on a timely basis their respective obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, as applicable, and otherwise to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents, as applicable, by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party, as applicable, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

 (d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which they are a party, as applicable, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of their respective subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal, state, and provincial securities laws and regulations), or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, provincial or other governmental authority, self-regulatory organization, Trading Market or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than, as applicable: (i) the filings required pursuant to Section 4.7 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) any listing of additional shares notification, application or other notice required by the applicable Trading Market, (v) the Required Stockholder Approval, (vi) the filing and effectiveness of any amendment to the Company’s certificate of incorporation required to authorize blank check preferred stock, and (vii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware after receipt of the Required Stockholder Approval and the effectiveness of any required amendment to the Company’s certificate of incorporation (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Subject to the Exchange Cap, the Required Stockholder Approval, the filing and effectiveness of any required amendment to the Company’s certificate of incorporation, the filing of the Certificate of Designation, and the rules and regulations of the applicable Trading Market, the Company has reserved, or, in the case of the Underlying Common Shares, will reserve promptly following receipt of the Required Stockholder Approval and the effectiveness of such required corporate actions, from its duly authorized capital stock a number of shares of Common Stock sufficient to satisfy its obligations to issue the Underlying Common Shares and Warrant Shares pursuant to the Transaction Documents.

(g) Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than options and other equity awards granted to officers, employees and directors of the Company and as contemplated by the Equity Financing, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Stock or the capital stock of any subsidiary of the Company, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional Common Stock or Common Stock equivalents or capital stock of any subsidiary. The issuance and sale of the Securities will not obligate the Company or any of its subsidiaries to issue any Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state, and provincial securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company, Nasdaq or any other Person is required for the issuance and sale of the Securities or the consummation of the transactions contemplated by the Transaction Documents. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) Indebtedness. Except as set forth on Schedule 3.1(h), the Company does not have any Indebtedness out-standing. Schedule 3.1(h) sets forth a true, correct and complete list of all Indebtedness of the Company as of the date hereof, including, for each item of Indebtedness, (i) the obligor, (ii) the holder or counterparty, (iii) the principal amount outstanding, (iv) the maturity date, (v) the interest rate (or method of determining the interest rate), and (vi) any security therefor or guarantees in respect thereof.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) liabilities and obligations incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in their respective financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (C) liabilities that are executory obligations arising under contracts to which the Company is a party, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to their respective shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of their capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state, or provincial securities laws or a claim of breach of fiduciary duty.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any of its subsidiaries’ employees are a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries are a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, provincial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any of its subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of their subsidiaries under), nor have the Company or any of its subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state, provincial, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and each of its subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Security Interests; Priority. Except as set forth on Schedule 3.1(i), none of the assets or properties of the Company is subject to Liens. Schedule 3.1(i) sets forth a true, correct and complete description of all Liens on the assets or properties of the Company, including, for each such Lien, (i) the obligation, (ii) the collateral subject thereto, (iii) the identity of the party, and (iv) the relative priority of such Lien. The Indebtedness and other obligations by the Liens described on Schedule 3.1(i) constitute the only obligations of the Company that are by any assets or properties of the Company, and, except as set forth on Schedule 3.1(i), no such Liens secure obligations that are senior to, pari passu with, or entitled to priority over the obligations under the Notes.

(p) Intellectual Property. The Company and its subsidiaries have, or have rights to use, all intellectual property rights and similar rights necessary or required for use in connection with their respective businesses which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any of its subsidiaries has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any of its subsidiaries has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. None of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary, consulting, or placement fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Certain Fees. Except for compensation payable to the Placement Agent, there are no brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u) Investment Company. The Company are not, and are not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct their business in a manner so that they will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any of its subsidiaries to effect the registration under the Securities Act of any securities of the Company or any of its subsidiaries.

(w) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.3 hereof.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceed the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of their liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead them to believe that they will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any of its subsidiaries are in default with respect to any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement.

(z) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries each (i) has made or filed all federal, state, provincial, and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on their books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any of its subsidiaries know of no basis for any such claim.

(aa) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company or any of its subsidiaries, any agent or other person acting on behalf of the Company or any of its subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by the Company or any of its subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law.

3.2 [Reserved].

3.3 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the applicable Closing to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Each Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state or provincial securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state or provincial securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state or provincial securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state or provincial securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal, state, and provincial securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Note it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with applicable state, federal, and provincial securities laws. In connection with any transfer of restricted Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchasers or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchasers under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of legend(s) on any of the Securities in the following forms:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE OR CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(c) The Company shall remove, or cause to be removed, any legend (including the legend set forth in Section 4.1(b) hereof) from certificates evidencing restricted Securities: (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Common Shares pursuant to Rule 144, (iii) if such Underlying Common Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall request its counsel issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of any legends hereunder, or if requested by the Purchaser, respectively, without charge to such Purchaser. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Common Shares, or if such Underlying Common Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Common Shares and without volume or manner-of-sale restrictions or if any such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Common Shares shall be issued free of all legends. The Company agrees that following such time as any such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the DWAC transfer by the Purchaser to the Company or the Transfer Agent of the Underlying Common Shares issued with a restrictive legend (such date, the “Legend Removal Date”), remove any legend from the Underlying Share held electronically by the Purchaser; provided that such Purchaser shall have previously delivered to the Company all documents required by the Transfer Agent and/or counsel to deliver Underlying Common Shares that are free of restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. The Underlying Common Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Underlying Common Shares issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Common Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend(s) and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such electronic shares no longer contain any restrictive legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date the Securities that are free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Common Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the Underlying Common Shares and ending on the date of such delivery and payment under this clause (ii).

(e) The Purchasers agree with the Company that the Purchasers will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend(s) from the Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledge that the issuance of the Securities may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchasers and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. Notwithstanding the foregoing, this Section 4.3 shall not prohibit the Company from entering into or consummating any transaction that is structured in a manner that, based on the advice of counsel, would not require integration with the offer and sale of the Securities for purposes of the Securities Act or the applicable rules of the Trading Market, or that includes a separate exchange cap, stockholder approval condition or other mechanism designed to comply with the applicable rules of the Trading Market.

4.4 Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order to convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert the Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5 Indemnification of the Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify and hold harmless the Purchasers and their respective directors, officers, shareholders, members, partners, employees and agents, each Person who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, shareholders, members, partners, employees and agents of such controlling persons (each, a “Purchaser Party”), from and against any and all losses, liabilities, obligations, claims, damages, costs and expenses, including reasonable attorneys’ fees and costs of investigation, that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or the other Transaction Documents, or (b) any third-party claim brought by a stockholder of the Company or regulatory authority. Notwithstanding the foregoing, the Company shall have no obligation to indemnify any Purchaser Party to the extent any such loss, liability, obligation, claim, damage, cost or expense arises out of or relates to (i) any breach by such Purchaser Party of any representation, warranty, covenant or agreement under the Transaction Documents, (ii) any information furnished in writing by or on behalf of such Purchaser Party expressly for use in any Company disclosure, (iii) any trading, hedging, short sale, securities lending or other market activity by such Purchaser Party or its Affiliates, (iv) any agreements or understandings between such Purchaser Party and any stockholder or third party, (v) any failure by such Purchaser Party to comply with the terms of any Warrant, including any valid mandatory exercise or call provision contained therein, or (vi) any conduct by such Purchaser Party that is finally judicially determined to constitute a violation of securities laws, fraud, gross negligence, bad faith or willful misconduct. If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (C) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to an undertaking by the applicable Purchaser Party to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such Purchaser Party was not entitled to indemnification hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of a Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6 Reservation of Securities. The Company shall maintain a reserve of the Required Minimum from its duly authorized Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.6A Nasdaq Exchange Cap. Notwithstanding anything to the contrary contained in this Agreement, the Notes, the Warrants, the Certificate of Designation or any other Transaction Document, prior to receipt of the Required Stockholder Approval, the Company shall not issue, and the Purchasers shall not have the right to receive, any shares of Common Stock pursuant to the Transaction Documents to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued pursuant to the Transaction Documents would exceed the Exchange Cap. Any purported issuance of shares of Common Stock in excess of the Exchange Cap prior to receipt of the Required Stockholder Approval shall be null and void ab initio. The limitations set forth in this Section 4.6A shall apply in addition to, and not in lieu of, any beneficial ownership limitation contained in this Agreement, the Notes, the Warrants or any other Transaction Document. No mandatory exercise, call or similar provision contained in any Warrant shall require the Company to issue, or any holder to acquire, shares of Common Stock in violation of this Section 4.6A.

4.7 Disclosure. The Company shall file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated by this Agreement within the time required by the Exchange Act. Prior to filing such Form 8-K, the Company shall provide the Purchasers with a reasonable opportunity to review and comment on the portions of such Form 8-K that describe the Purchasers, the Securities, the mandatory exercise or call feature of the Warrants, and the material terms of the Transaction Documents; provided, however, that the Company shall retain final authority over the timing, content and filing of all public disclosures. The Company shall not be required to disclose any material non-public information provided to the Purchasers except to the extent the Company determines, in consultation with counsel, that such disclosure is required under applicable law or is necessary to make the statements made in such Form 8-K, in light of the circumstances under which they are made, not misleading.

4.8 Subsequent Equity Sales. From the date hereof until the earlier of (a) seven months from the date hereof and (b) thirty (30) days after the effective date of a resale Registration Statement registering all of the Underlying Securities for the Notes, the Company and its subsidiaries shall not issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of capital stock or capital stock equivalents pursuant to a Variable Rate Transaction without the prior written consent of Purchasers holding a majority in interest of the Notes then outstanding, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, this Section 4.8 shall not apply to or prohibit (i) grants or issuances of equity awards or securities pursuant to any equity incentive plan, employee stock purchase plan, employment agreement, consulting agreement, board compensation arrangement or Nasdaq Rule 5635(c)(4) inducement grant arrangement, in each case as approved by the Board of Directors or a committee thereof, (ii) any at-the-market offering program, equity line of credit, committed equity facility or similar financing entered into with the Placement Agent or with another financial institution or investor introduced or approved by the Placement Agent or (iii) the issuance of shares of Common Stock upon conversion of the Notes, conversion of the New Series Convertible Preferred Stock or exercise, including mandatory exercise or call, of the Warrants, in each case in accordance with the Transaction Documents.

4.9 Stockholder Approval. The Company shall use commercially reasonable efforts to obtain, as promptly as reasonably practicable following the Closing Date, the approval of the Company’s stockholders to the extent required by the applicable rules and regulations of the Trading Market, including Nasdaq Listing Rule 5635(d), for (i) the issuance of shares of Common Stock pursuant to the Transaction Documents in excess of the Exchange Cap, including, without limitation, shares of Common Stock issuable upon conversion of the Notes, upon conversion of the New Series Convertible Preferred Stock and upon exercise, including mandatory exercise or call, of the Warrants, in each case in accordance with their respective terms, and (ii) to the extent required, an amendment to the Company’s certificate of incorporation to authorize blank check preferred stock (collectively, the “Required Stockholder Approval”). The Company may seek the Required Stockholder Approval by means of an information statement on Schedule 14C, a proxy statement on Schedule 14A or any other method permitted by applicable law and the rules of the Trading Market. Any such proxy or information statement will be filed with the Commission no later than twenty (20) calendar days following the Closing Date. To the extent required by Nasdaq or applicable law, the Company shall exclude from the vote on the Required Stockholder Approval any shares of Common Stock held by the Purchasers or any other Person whose vote is required to be excluded under the rules of the Trading Market. The Company shall not be required to seek stockholder approval to reset the Floor Price or any similar conversion or exercise price more than once unless such approval is required by applicable law or the rules of the Trading Market.

4.10 Filing of Certificate of Designation. Within three (3) business days of receipt of the Required Stockholder Approval, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware.

4.11 Dividends and Repurchases. Until the Notes are no longer outstanding, the Company shall not declare or pay any cash dividend or distribution on its Common Stock or repurchase shares of Common Stock, other than repurchases or forfeitures of equity awards pursuant to the terms of any equity incentive plan or award agreement, without the prior written consent of Purchasers holding a majority in interest of the Notes then outstanding. For the avoidance of doubt, this Section 4.11 shall not restrict the Company from making payments on indebtedness, preferred stock or other obligations outstanding as of the date hereof or incurred in compliance with this Agreement, satisfying tax withholding obligations, or effecting any reverse stock split.

4.12 Termination.

(a) If, prior to the Closing, any governmental authority, including the Commission, issues comments with respect to or challenges the enforceability of the Transactions in a manner that the Company believe, in their sole discretion, could result in material liability to the Company, the Company shall be permitted to immediately terminate the Transaction without liability; provided, however, that in the event of such a termination, the Company shall remain responsible for legal fees incurred in connection with the Transaction pursuant to Section 5.1 hereof and will in good-faith allow the Purchasers to review all comments received that informed the decision to the extent permitted by the governmental authority or applicable law.

(b) If, prior to the Closing, any governmental authority, including the Commission, issues comments with respect to or challenges the enforceability of the Transactions in a manner that the Purchasers believe in their sole discretion could result in material liability to the Purchasers, the Purchasers shall be permitted to immediately terminate the Transactions without liability; provided, that in the event of such termination, the Company shall remain responsible for legal fees incurred in connection with the Transactions pursuant to Section 5.1 hereof and will in good-faith allow the Company to review all comments received that informed the decision to the extent permitted by the governmental authority or applicable law.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Placement Agency Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other representatives incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance and delivery of the Securities to the Purchasers, other than income, franchise or similar taxes of the Purchasers.

5.2. Short Sales. Each Purchaser agrees it shall not maintain a net short position with respect to the Common Stock in excess of the number of shares of Common Stock then actually issued to such Purchaser or then issuable to such Purchaser upon conversion or exercise of Securities held by such Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding 50.1% of the principal amount of the then outstanding Notes, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchasers and holder of Securities, the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger). A Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

 [Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WELLGISTICS HEALTH, INC.

By
Name:
Title:

Address for Notice:

[__]

By
Name:
Title:

Address for Notice:

EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

WIRE TRANSFER INSTRUCTIONS